Exhibit (c)(v)

December 23, 2009 Draft Presentation to the
Special Committee of the Board of Directors of
The Orchard Enterprises, Inc.

DRAFT
FOR DISCUSSION PURPOSES ONLY
SUBJECT TO REVISION

The Orchard Enterprises, Inc.
Indications of Value Summary - Sensitivity Analysis
As of September 30, 2009
(000’s Except per Share Value)

	Indicated	Weight	Weighted	Weight	Weighted	Weight	Weighted
Method	Value	Applied	Value	Applied	Value	Applied	Value

Discounted Cash Flow Method - 20% Discount Rate	$29,880	40%	$11,952	33%	$9,860	25%	$7,470
Guideline Market Transaction Method	$37,037	40%	$14,815	33%	$12,222	25%	$9,259
Guideline Public Company Method	$47,536	20%	$9,507	34%	$16,162	50%	$23,768
Indication of Controlling, Marketable Equity Value			36,274		38,244		40,497
Less: Series A Preferred Stock Liquidation Preference			(24,993)		(24,993)		(24,993)
Residual Value Available for Common Shareholders			11,281		13,251		15,504
Divided by Common Shares Outstanding			6,395		6,395		6,395
Common Stock on a Per Share Value			$1.76		$2.07		$2.42

Discounted Cash Flow Method - 17% Discount Rate	$32,390	40%	$12,956	33%	$10,689	25%	$8,098
Guideline Market Transaction Method	$37,037	40%	$14,815	33%	$12,222	25%	$9,259
Guideline Public Company Method	$47,536	20%	$9,507	34%	$16,162	50%	$23,768
Indication of Controlling, Marketable Equity Value			37,278		39,073		41,125
Less: Series A Preferred Stock Liquidation Preference			(24,993)		(24,993)		(24,993)
Residual Value Available for Common Shareholders			12,285		14,080		16,132
Divided by Common Shares Outstanding			6,395		6,395		6,395
Common Stock on a Per Share Value			$1.92		$2.20		$2.52

	Utilizing All NOLs ($19 Million)				NOLs Limited to $700,000 per Year
Synergistic and Cost Savings
Discounted Cash Flow Method - 20% Discount Rate	$39,412	100%	$39,412		$36,376	100%	$36,376
Indication of Controlling, Marketable Equity Value			39,412				36,376
Less: Series A Preferred Stock Liquidation Preference			(24,993)				(24,993)
Residual Value Available for Common Shareholders			14,419				11,383
Divided by Common Shares Outstanding			6,395				6,395
Common Stock on a Per Share Value			$2.25				$1.78

DRAFT
FOR DISCUSSION PURPOSES ONLY
SUBJECT TO REVISION

The Orchard Enterprises, Inc.
Business Enterprise Value - Without eMusic Synergies and Private Company Cost Savings
Discounted Cash Flow Method - Using 12/18/09 Updated Forecast
November 30, 2009
(000’s)

Aggressive Case	2010	2011	2012	2013	2014	Residual

Debt Free Cash Flow (Net Cash Flow to Invested Capital)	$3,057	$4,478	$6,364	$7,568	$6,103	$4,878

Capitalized Residual Value						30,488

Present Value Mid-Year Discount Factor @ 20%	0.89911	0.74926	0.62438	0.52032	0.43360	0.43360

Net Present Value of Cash Flow	2,749	3,355	3,974	3,938	2,646	13,219

Indicated Enterprise Value (Market Value of Invested Capital)						29,880
Less: Interest Bearing Debt						0
Plus- present value of NOL carryforward tax benefit after 2014						0
Less: Series A Preferred Stock Liquidation Preference						(24,993)
Indication of Controlling, Marketable Equity Value - Common Stock						$4,887

Base Case	2010	2011	2012	2013	2014	Residual

Debt Free Cash Flow (Net Cash Flow to Invested Capital)	$1,851	$3,125	$4,943	$6,035	$7,102	$3,840

Capitalized Residual Value						24,000

Present Value Mid-Year Discount Factor @ 20%	0.89911	0.74926	0.62438	0.52032	0.43360	0.43360

Net Present Value of Cash Flow	1,664	2,341	3,086	3,140	3,079	10,406

Indicated Enterprise Value (Market Value of Invested Capital)						23,718
Less: Interest Bearing Debt						0
Plus- present value of NOL carryforward tax benefit after 2014						0
Less: Series A Preferred Stock Liquidation Preference						(24,993)
Indication of Controlling, Marketable Equity Value - Common Stock						$(1,275)

Worst Case	2010	2011	2012	2013	2014	Residual

Debt Free Cash Flow (Net Cash Flow lo Invested Capital)	$903	$1,828	$3,271	$4,574	$5,499	$2,836

Capitalized Residual Value						17,725

Present Value Mid-Year Discount Factor @ 20%	0.89911	0.74926	0.62438	0.52032	0.43360	0.43360

Net Present Value of Cash Flow	812	1,370	2,042	2,380	2,384	7,686

Indicated Enterprise Value (Market Value of Invested Capital)						16,674
Less: Interest Bearing Debt						0
Plus- present value of NOL carryforward tax benefit after 2014						1,207
Less: Series A Preferred Stock Liquidation Preference						(24,993)
Indication of Controlling, Marketable Equity Value - Common Stock						$(7,113)

	Enterprise Value		Common Stock
	Indicated	Probability	Indicated		Probability
	Enterprise	Adjusted	Common		Adjusted	Common	Common
	Value	Value	Value	Probability	Value	Shares o/s	Share Price
Aggressive Case	$29,880	$29,880	$4,887	100%	$4,887	6,394,625	$0.76
Base Case	23,718	0	0	0%	0	6,394,625	$0.00
Worst Case	17,880	0	0	0%	0	6,394,625	$0.00
Probability Adjusted		$29,880			$4,887	6,394,625	$0.76

DRAFT
FOR DISCUSSION PURPOSES ONLY
SUBJECT TO REVISION

The Orchard Enterprises, Inc.
Business Enterprise Value - Without eMusic Synergies and Private Company Cost Savings
Discounted Cash Flow Method - Using 12/18/09 Updated Forecast
November 30, 2009
(000’s)

Aggressive Case	2010	2011	2012	2013	2014	Residual

Debt Free Cash Flow (Net Cash Flow to Invested Capital)	$3,057	$4,478	$6,364	$7,568	$6,103	$4,878

Capitalized Residual Value						37,523

Present Value Mid-Year Discount Factor @ 17%	0.91248	0.77990	0.66658	0.56973	0.48695	0.48695

Net Present Value of Cash Flow	2,789	3,492	4,242	4,312	2,972	18,272

Indicated Enterprise Value (Market Value of Invested Capital)						36,080
Less: Interest Bearing Debt						0
Plus- present value of NOL carryforward tax benefit after 2014						0
Less: Scries A Preferred Stock Liquidation Preference						(24,993)
Indication of Controlling, Marketable Equity Value - Common Stock						$11,087

Base Case	2010	2011	2012	2013	2014	Residual

Debt Free Cash Flow (Net Cash Flow to Invested Capital)	$1,851	$3,125	$4,943	$6,035	$7,102	$3,840

Capitalized Residual Value						29,538

Present Value Mid-Year Discount Factor @ 17%	0.91248	0.77990	0.66658	0.56973	0.48695	0.48695

Net Present Value of Cash Flow	1,689	2,437	3,295	3,438	3,458	14,384

Indicated Enterprise Value (Market Value of Invested Capital)						28,701
Less- Interest Bearing Debt						0
Plus- present value of NOL carryforward tax benefit after 2014						0
Less' Series A Preferred Stock Liquidation Preference						(24,993)
Indication of Controlling, Marketable Equity Value - Common Stock						$3,708

Worst Case	2010	2011	2012	2013	2014	Residual

Debt Free Cash Flow (Net Cash Flow to Invested Capital)	$903	$1,828	$3,271	$4,574	$5,499	$2,836

Capitalized Residual Value						21,815

Present Value Mid-Year Discount Factor @ 17%	0.91248	0.77990	0.66658	0.56973	0.48695	0.48695

Net Present Value of Cash Flow	824	1,426	2,180	2,606	2,678	10,623

Indicated Enterprise Value (Market Value of Invested Capital)						20,337
Less: Interest Bearing Debt						0
Plus- present value of NOL carryforward tax benefit after 2014						1,207
Less: Series A Preferred Stock Liquidation Preference						(24,993)
Indication of Controlling, Marketable Equity Value - Common Stock						$(3,450)

	Enterprise Value		Common Stock
	Indicated	Probability	Indicated		Probability
	Enterprise	Adjusted	Common		Adjusted	Common	Common
	Value	Value	Value	Probability	Value	Shares o/s	Share Price
Aggressive Case	$36,080	$18,040	$11,087	50%	$5,543	6,394,625	$1.73
Base Case	28,701	14,351	3,708	50%	1,854	6,394,625	$0.58
Worst Case	21,543	0	0	0%	0	6,394,625	$0.00
Probability Adjusted		$32,390			$7,397	6,394,625	$1.16

DRAFT
FOR DISCUSSION PURPOSES ONLY
SUBJECT TO REVISION

The Orchard Enterprises, Inc.
Business Enterprise Value - Buyer Scenerio With eMusic Synergies and Private Company Cost Savings
(Scenerio of Unlimited NOL Carryforward)
Discounted Cash Flow Method - Using 12/18/09 Updated Forecast
November 30, 2009
(000’s)

Aggressive Case	2010	2011	2012	2013	2014	Residual

Debt Free Cash Flow (Net Cash Flow to Invested Capital)	$3,056	$4,478	$6,363	$7,567	$6,103	$4,878
Add eMusic Synergies and Private Co. Cost Savings, net of taxes	1,820	1,911	2,007	2,107	2,213	2,301
Total Debt Free Cash Flow	4,876	6,389	8,370	9,674	8,316	7,179

Capitalized Residual Value						44,870

Present Value Mid-Year Discount Factor @ 20%	0.89911	0.74926	0.62438	0.52032	0.43360	0.43360

Net Present Value of Cash Flow	4,384	4,787	5,226	5,034	3,606	19,456

Indicated Enterprise Value (Market Value of Invested Capital)						42,493
Present value of NOL tax benefit post 2014						0
Less: Interest Bearing Debt						0
Less: Series A Preferred Stock Liquidation Preference						(24,993)
Indication of Controlling, Marketable Equity Value						$17,500

Base Case	2010	2011	2012	2013	2014	Residual

Debt Free Cash Flow (Net Cash Flow to Invested Capital)	$1,851	$3,125	$4,942	$6,034	$7,102	$3,840
Add eMusic Synergies and Private Co. Cost Savings, net of taxes	1,820	1,911	2,007	2,107	2,213	2,301
Total Debt Free Cash Flow	3,671	5,036	6,949	8,141	9,315	6,141

Capitalized Residual Value						38,383

Present Value Mid-Year Discount Factor @ 20%	0.89911	0.74926	0.62438	0.52032	0.43360	0.43360

Net Present Value of Cash Flow	3,301	3,774	4,339	4,236	4,039	16,643

Indicated Enterprise Value (Market Value of Invested Capital)						36,331
Present value of NOL tax benefit post 2014						0
Less: Interest Bearing Debt						0
Less: Series A Preferred Stock Liquidation Preference						(24,993)
Indication of Controlling, Marketable Equity Value						$11,338

Worst Case	2010	2011	2012	2013	2014	Residua]

Debt Free Cash Flow (Net Cash Flow to Invested Capital)	$868	$1,499	$2,347	$3,148	$3,681	$2,836
Add eMusic Synergies and Private Co. Cost Savings, net of taxes	1,820	1,911	2,007	2,107	2,213	2,301
Total Debt Free Cash Flow	2,688	3,411	4,354	5,256	5,894	5,137

Capitalized Residual Value						32,105

Present Value Mid-Year Discount Factor @ 20%	0.89911	0.74926	0.62438	0.52032	0.43360	0.43360

Net Present Value of Cash Flow	2,417	2,556	2,719	2,735	2,556	13,921

Indicated Enterprise Value (Market Value of Invested Capital)						26,902
Present value of NOL tax benefit post 2014						1,023
Less: Interest Bearing Debt						0
Less: Series A Preferred Stock Liquidation Preference						(24,993)
Indication of Controlling, Marketable Equity Value						$2,932

	Enterprise Value		Common Stock
	Indicated	Probability	Indicated		Probability
	Enterprise	Adjusted	Common		Adjusted	Common	Common
	Value	Value	Value	Probability	Value	Shares o/s	Share Price
Aggressive Case	$42,493	$21,246	$17,500	50%	$8,750	6,394,625	$2.74
Base Case	36,331	18,165	11,338	50%	5,669	6,394,625	$1.77
Worst Case	27,925	0	2,932	0%	0	6,394,625	$0.00
Probability Adjusted		$39,412			$14,419	6,394,625	$2.25

DRAFT
FOR DISCUSSION PURPOSES ONLY
SUBJECT TO REVISION

The Orchard Enterprises, Inc.
Business Enterprise Value - Buyer Scenerio With eMusic Synergies and Private Company Cost Savings
(Scenerio of NOL Carryforward Limited to $700K per Year Until Expiration)
Discounted Cash Flow Method - Using 12/18/09 Updated Forecast
November 30, 2009
(000’s)

Aggressive Case	2010	2011	2012	2013	2014	Residual

Debt Free Cash Flow (Net Cash Flow to Invested Capital)	$2,396	$3,364	$4,477	$5,219	$5,912	$4,878
Add eMusic Synergies and Private Co. Cost Savings, net of taxes	1,820	1,911	2,007	2,107	2,213	2,301
Total Debt Free Cash Flow	4,216	5,275	6,484	7,326	8,125	7,179

Capitalized Residual Value						44,870

Present Value Mid-Year Discount Factor @ 20%	0.89911	0.74926	0.62438	0.52032	0.43360	0.43360

Net Present Value of Cash Flow	3,791	3,952	4,048	3,812	3,523	19,456

Indicated Enterprise Value (Market Value of Invested Capital)						38,582
Present value of NOL tax benefit post 2014						539
Less: Interest Bearing Debt						0
Less: Series A Preferred Stock Liquidation Preference						(24,993)
Indicalion of Controlling, Marketable Equity Value						$14,128

Base Case	2010	2011	2012	2013	2014	Residual

Debt Free Cash Flow (Net Cash Flow to Invested Capital)	$1,693	$2,555	$3,626	$4,302	$4,920	$3,840
Add eMusic Synergies and Private Co. Cost Savings, net of taxes	1,820	1,911	2,007	2,107	2,213	2,301
Total Debt Free Cash Flow	3,513	4,466	5,633	6,409	7,133	6,141

Capitalized Residual Value						38,383

Present Value Mid-Year Discount Factor @ 20%	0.89911	0.74926	0.62438	0.52032	0.43360	0.43360

Net Present Value of Cash Flow	3,159	3,346	3,517	3,335	3,093	16,643

Indicated Enterprise Value (Market Value of Invested Capital)						33,092
Present value of NOL tax benefit post 2014						539
Less: Interest Bearing Debt						0
Less: Series A Preferred Stock Liquidation Preference						(24,993)
Indication of Controlling, Marketable Equity Value						$8,638

Worst Case	2010	2011	2012	2013	2014	Residual

Debt Free Cash Flow (Net Cash Flow to Invested Capital)	$902	$1,779	$2,627	$3,428	$3,961	$2,836
Add eMusic Synergies and Private Co. Cost Savings, net of taxes	1,820	1,911	2,007	2,107	2,213	2,301
Tolat Debt Free Cash Flow	2,722	3,691	4,634	5,536	6,174	5,137

Capitalized Residual Value						32,105

Present Value Mid-Year Discount Factor @ 20%	0.89911	0.74926	0.62438	0.52032	0.43360	0.43360

Net Present Value of Cash Flow	2,448	2,765	2,894	2,880	2,677	13,921

Indicated Enterprise Value (Market Value of Invested Capital)						27,585
Present value of NOL tax benefit post 2014						539
Less: Interest Bearing Debt						0
Less: Series A Preferred Stock Liquidation Preference						(24,993)
Indication of Controlling, Marketable Equity Value						$3,131

	Enterprise Value		Common Stock
	Indicated	Probability	Indicated		Probability
	Enterprise	Adjusted	Common		Adjusted	Common	Common
	Value	Value	Value	Probability	Value	Shares o/s	Share Price
Aggressive Case	$39,121	$19,560	$14,128	50%	$7,064	6,394,625	$2.21
Base Case	33,631	16,815	8,638	50%	4,319	6,394,625	$1.35
Worst Case	28,124	0	3,131	0%	0	6,394,625	$0.00
Probability Adjusted		$36,376			$11,383	6,394,625	$1.78

DRAFT
FOR DISCUSSION PURPOSES ONLY
SUBJECT TO REVISION

The Orchard Enterprises, Inc.
Guideline Company Transaction Method
September 30, 2009
(000’s)

Enterprise Value Approach:

	as of 9/30/09						Indicated
Selected Pricing	Normalized	Industry Multiples					Value
Multiple	(000’s)	Low	High	Mean	Median	Selected	(000’s)

MVIC/Revenues	$61,729	0.24	3.54	1.44	1.12	0.60	$37,037

		Indication of Market Value of Invested Capital					37,037
		Less: Interest Bearing Debt					-
		Indication of Controlling, Marketable Equity Value					$37,037

Note: Some amounts may not foot due to rounding

DRAFT
FOR DISCUSSION PURPOSES ONLY
SUBJECT TO REVISION

The Orchard Enterprises, Inc.
Conclusion of Value - Guideline Public Company Method
September 30, 2009
(000’s)

	Normalized						Indicated
Selected Pricing	as of September 30, 2009	Industry Multiples					Value
Multiple	(000’s)	Low	High	Mean	Median	Selected	(000’s)

MVIC/Revenues	$61,729	0.23	13.97	1.99	0.54	0.54	$33,334

		Indication of Minority, Market Value of Invested Capital					33,334
		Less: Interest Bearing Debt					-
		Add: Cash and Marketable Securities					4,695
		Indication of Minority, Marketable Equity Value					38,029
		Add: 25% Control Premium					9,507
		Indication of Controlling, Marketable Equity Value					$47,536

Note: Some amounts may not foot due to rounding

DRAFT
FOR DISCUSSION PURPOSES ONLY
SUBJECT TO REVISION

The Orchard Enterprises, Inc.
Guideline Public Company Method
As of September 30, 2009
(000’s)

				Limelight	Salary.Com, Inc.		Image		Internap	Fluid Music	LiveWire
	Orchard	Glu Mobile, Inc.	EDGAR Online, Inc	Networks, Inc.	and Subsidiaries	WebmediaBrands Inc.	Entertainment, Inc.	RealNetworks, Inc.	Network Services	Canada, Inc.	Mobile, Inc.
Exchange/Symbol	NASDAQ: ORCD	NASDAQ: GLUU	NASDAQ: EDGR	NASDAQ: LLNW	NASDAQ: SLRY	NASDAQ: WEBM	NASDAQ: DISK	NASDAQ: RNWK	NASDAQ: INAP	Toronto:FMN - TO	NASDAQ: LVWRD PK
Last Twelve Months (LTM) Ending	September 30, 2009	September 30, 2009	September 30, 2009	September 30, 2009	September 30, 2009	September 30, 2009	September 30, 2009	September 30, 2009	September 30, 2009	September 30, 2009	September 30, 2009
Stock Price as of 12/21/09	$1.57	$1.10	$1.11	$3.83	$2.26	$0.93	$0.28	$3.73	$4.61	$1.74	$2.60
Shares Out (000)	6,395	30,302	26,855	84,674	16,483	36,922	21,856	134,834	50,760	52,522	4,601
Minority Value Indication	10,040	33,332	29,809	324,301	37,252	34,337	6,120	502,931	234,004	91,388	11,963
Preferred Stock	7,015	-	-	-	-	-	-	-	-	-	-
M.V. of Total Equity	17,055	33,332	29,809	324,301	37,252	343,737	6,120	502,931	234,004	91,388	11,963
Add: Short and Long Term Interest Bearing Debt	-	15,626	2,028	-	6,025	7,197	30,436	-	23,272	50	448
Less: Cash and Marketable Securities	4,695	9,861	1,747	152,814	16,080	4,134	273	373,197	74,948	13,837	6,459
Market Value of Invested Capital (Minority Value)	12,360	39,097	30,090	171,487	27,197	37,400	36,283	129,734	182,328	77,601	5,952

Comparative Balance Sheets:
Current Assets	19,770	38,415	4,367	189,896	33,706	9,582	54,511	477,028	107,392	16,811	13,322
Net Plant and Equipment	2,451	3,620	2,444	39,653	2,515	2,114	1,633	58,530	92,524	814	1,364
Other Assets	19,975	23,538	4,915	10,087	34,675	34,077	24,977	71,221	69,962	2,468	678
Total Assets	42,196	65,573	11,726	239,636	70,896	45,773	81,121	606,779	269,878	20,093	15,364

Current Liabilities Including Short Term Debt	22,365	34,724	6,336	28,162	52,692	6,269	71,067	198,716	37,727	5,410	6,438
Long Term Debt	-	3,062	1,528	-	-	7,197	7,701	-	20,000	-	214
Other Long Term Liabilities	-	10,107	206	3,006	4,353	1,788	1,420	18,353	28,661	672	1,798
Preferred Stock	7,015
Stockholder's Equity	12,816	17,680	3,656	208,468	13,851	30,519	933	389,710	183,490	14,011	6,914
Total Liabilities and Equity	42,196	65,573	11,726	239,636	70,896	45,773	81,121	606,779	269,878	20,093	15,364

Comparative Income Statements:
Revenues	61,729	81,869	18,894	133,936	45,296	119,648	119,249	569,406	256,922	5,553	15,954
Cost of Revenues	44,233	36,862	4,395	85,337	14,164	83,113	-	245,029	206,317	3,641	7,302
Gross Margin	17,496	45,007	14,499	48,599	31,132	36,535	119,249	324,377	50,605	1,912	8,652
Operating Expenses	21,377	63,423	15,735	83,059	51,428	43,856	125,249	400,187	63,795	6,100	15,937
Income (Loss) from Operations	(3,881)	(18,416)	(1,236)	(34,460)	(20,296)	(7,321)	(6,000)	(75,810)	(13,190)	(4,188)	(7,285)
Other Income (Expense)	-	-	-	-	-	-	-	-	-	-	-
Interest Income	14	161	37	1,720	91	480	-	5,445	1,884	381	223
Interest Expense	(48)	(1,036)	(438)	(45)	-	(3,628)	(2,817)	-	(1,251)	(92)	(374)
Earnings Before Tax (EBT)	(3,915)	(19,291)	(1,637)	(32,785)	(20,205)	(10,469)	(8,817)	(70,365)	(12,557)	(3,899)	(7,436)
Tax Expense (Benefit)	-	3,436	-	646	111	1,164	6	20,837	533	(3)	465
Net Income (Loss) From Continuing Operations	(3,915)	(22,727)	(1,637)	(33,431)	(20,316)	(11,633)	(8,823)	(91,202)	(13,090)	(3,896)	(7,901)
Depreciation and Amortization	1,822	11,532	2,074	27,716	6,103	19,496	6,922	30,817	31,911	1,356	2,308
Stock Based Compensation	1,067	(259)	1,356	18,646	8,278	3,121	121	21,601	5,562	765	918
Gross Cash Flow (Net Income + Depreciation and Amortization)	(2,093)	(11,195)	437	(5,715)	(14,213)	7,863	(1,901)	(60,385)	18,821	(2,540)	(5,593)
Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)	(2,059)	(6,884)	838	(6,744)	(14,193)	12,175	922	(44,993)	18,721	(2,832)	(4,977)
EBITDA + Stock Based Compensation	(992)	(7,143)	2,194	11,902	(5,915)	15,296	1,043	(23,392)	24,283	(2,067)	(4,059)
Earnings Before Interest and Taxes (EBIT)	(3,881)	(18,416)	(1,236)	(34,460)	(20,296)	(7,321)	(6,000)	(75,810)	(13,190)	(4,188)	(7,285)

Earnings Per Share	$-0.61	$-0.75	$-0.06	$-0.39	$-1.23	$-0.32	$-0.40	$-0.68	$-0.26	$-0.07	$-1.72
Gross Margin/Revenues	28.3%	55.0%	76.7%	36.3%	68.7%	30.5%	100.0%	57.0%	19.7%	34.4%	54.2%
Operating Expenses/Revenues	34.6%	77.5%	83.3%	62.0%	113.5%	36.7%	105.0%	70.3%	24.8%	109.9%	99.9%
EBITDA/Revenues	-3.3%	-8.4%	4.4%	-5.0%	-31.3%	10.2%	0.8%	-7.9%	7.3%	-51.0%	-31.2%
EBITDA +Stock Based Compensation/Revenues	-1.6%	-8.7%	11.6%	8.9%	-13.1%	12.8%	0.0%	-4.1%	9.5%	-37.2%	-25.4%
EBIT/Revenues	-6.3%	-22.5%	-6.5%	-25.7%	-44.8%	-6.1%	-5.0%	-13.3%	-5.1%	-75.4%	-45.7%
Depr. & Amort./Revenues	3.0%	14.1%	11.0%	20.7%	13.5%	16.3%	5.8%	5.4%	12.4%	24.4%	14.5%
Depr. & Amort./Total Assets	4.3%	17.6%	17.7%	11.6%	8.6%	42.6%	8.5%	5.1%	11.8%	6.7%	15.0%
Net Income/Revenues	-6.3%	-27.8%	-8.7%	-25.0%	-44.9%	-9.7%	-7.4%	-16.0%	-5.1%	-70.2%	-49.5%
Net Income/Equity	-30.5%	-128.5%	-44.8%	-16.0%	-146.7%	-38.1%	-945.7%	-23.4%	-7.1%	-27.8%	-114.3%
Gross Cash Flow/Revenues	-3.4%	-13.7%	2.3%	-4.3%	-31.4%	6.6%	-1.6%	-10.6%	7.3%	-45.7%	-35.1%
Long Term Debt/Equity	0.0	0.2	0.4	0.0	0.0	0.2	8.3	0.0	0.1	0.0	0.0
Working Capital	-2.595	3.691	-1.969	161,734	-18,986	3,313	-16,556	278,312	69,665	11,401	6,884
Working Cap/Revenues	-4.2%	4.5%	-10.4%	120.8%	-41,9%	2.8%	-13.9%	48.9%	27.1%	205.3%	43.1%
Current Ratio	0.9	1.1	0.7	6.7	0.6	1.5	0.8	2.4	2.8	3.1	2.1

Market Value of Invested Capital to:
Revenues	0.20	0.48	1.59	1.28	0.60	0.31	0.30	0.23	0.71	13.97	0.37
EBITDA	NM	NM	35.91	NM	NM	3.07	39.35	NM	9.74	NM	NM
EBITDA + Stock Based Competition	NM	NM	13.71	14.41	NM	2.45	34.79	NM	7.51	NM	NM
EBIT	NM	NM	NM	NM	NM	NM	NM	NM	NM	NM	NM